                            SCHEDULE 14C INFORMATION


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:

[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                      ADVANCED PLANT PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities  to which  transaction  applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:



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                      ADVANCED PLANT PHARMACEUTICALS, INC.

                              INFORMATION STATEMENT


          THIS IS AN INFORMATION STATEMENT, AND NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED
                               TO SEND IN A PROXY



To All Stockholders of
ADVANCED PLANT PHARMACEUTICALS, INC.

         At a Special Meeting of Stockholders (the "Special Meeting") of ADVANCED PLANT PHARMACEUTICALS, INC., a Delaware corporation (the "Company") that was held on [March 24, 2003], at the offices of the Company, wherein the Board of Directors and the majority of shares entitled to vote took the following actions:

         1. Voted to amend the Certificate of Incorporation of the Company to change authorized number of shares from 250,000,000 million shares of Common Stock and 5,000,000 shares of preferred stock to 600,000,000 million shares of Common Stock and 10,000,000 shares of preferred stock (the "Authorization Change"); and

         The Authorization Change is more fully described in the accompanying Information Statement and the exhibits thereto, which form a part of this Notice. Information about the new Directors and Officers of the Company is also included in this Information Statement.

         Thank you for your support of our company.

                                   Sincerely,

                                   David Lieberman
                                   President and Chief Executive Officer
                                   New York, New York

                      ADVANCED PLANT PHARMACEUTICALS, INC.
                               43 West 33rd Street
                            New York, New York 10001
                                 (212) 695-3334


                              INFORMATION STATEMENT

                                     GENERAL

         This Information Statement is furnished in connection by the Board of Directors of ADVANCED PLANT PHARMACEUTICALS, INC. (the "Company"), in connection with the stockholder approval of certain amendments to the Certificate of Incorporation and other actions taken.

         The Company's Board of Directors approved the resolutions on March 7, 2003. AWritten Consent of Shareholders was executed on March 7, 2003.

         As a result of these actions, the Company will, effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, change its authorized capital.


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock, (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


Name and Address                    Amount and Nature                                   Percent of Class
Of Beneficial                       of Beneficial Ownership
Owner                               Common (1)                  Preferred(2)               Common        Preferred
--------------------------          -------------------       ------------------      ---------------   -------------

David Lieberman (1)                 17,000,000                 -0-                       14.26            -0-
Dr. Leonard Bielory                 12,260,000                 -0-                        5.05            -0-

All Executive Officers              17,000,000                                           14.26
and Directors as a Group  (1 person)

1. Officer and/or Directors of the Company. The address of each executive officer and/or director is c/o the Company at 43 West 33rd Street, New York, New
York 10001.


EXECUTIVE COMPENSATION.

The following table discloses compensation paid during the fiscal year ended January 31, 2000 to (i) the Company's Chief Executive Officer, and (ii) individual(s) who were the only executive officers, other than the Chief Executive Officer, serving as executive officers at the end of 2000 whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                    ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR     SALARY ($)  COMPENSATION($)  OPTIONS(#)
---------------------------------    -------------   ----------  --------------  -----------

David Lieberman                             2001     $135,000 (4)      $30,000
         Chief Executive Officer            2000     $135,000
(1)
                                            1999     $135,000 (2)      $30,000(3)  750,000(3)
---------------

(1) Of the $135,000 owed to Mr. Lieberman as salary for this period, $14,000 was paid to him and the remaining $121,000 has accrued to him, leaving a total of $299,000 due but not yet paid.
(2) Of the $135,000 owed to Mr. Lieberman as salary for 1999, $19,000 was paid to him and the remaining $116,000 has accrued to him, but has not yet been paid.
(3) The market value of the Company's Common Stock at the time the option was granted to Mr. Lieberman was $.05 per share, resulting in Other Annual Compensation to Mr. Lieberman of $30,000.
(4) Of the $135,000 owed to Mr. Lieberman as salary for the period, $100,000 was paid through the issuance of 8,000,000 shares of common stock, which also included a $30,000 bonus. The total balance outstanding for accrued salary owed to Mr. Lieberman as of December 31, 2001, $424,500.


STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

No stock options were granted in the previous year.


COMPENSATION OF DIRECTORS
Our only directors are the current executive officers that are already drawing salaries for the management of our Company. They are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board; however, they do not receive any additional compensation for their services as directors. Accordingly, it may be necessary for us to compensate newly appointed directors in order to attract a quality governance team. At this time we have not identified any specific individuals or candidates nor have we entered into any negotiations or activities in this regard.

EMPLOYMENT AGREEMENTS

No such agreement(s) exists between any executive and the Company.

ACTIONS TAKEN


                        APPROVAL OF AUTHORIZATION CHANGE

         At the Special Meeting, holders of shares of Common Stock voted to change the authorized capital of the Company from 250,000,000 million shares of Common Stock and 5,000,000 shares of preferred stock to 600,000,000 million shares of Common Stock and 10,000,000 million shares of preferred stock, by means of an amendment to the Company's Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Authorization Change and recommending that the Authorization Change be submitted to the Stockholders for their approval at the Special Meeting. When the proposed amendment to the Certificate of Incorporation is approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, the Authorization Change and the amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after Stockholder approval.

         The Board of Directors determined that it was in the best interests of the Company to make this change at this time, due to the fact that the Company has issued almost the entire authorized amount permitted under the Certificate of Incorporation. This would limit the ability of the Company to issue shares to raise capital, pay for services and other related activities.

         Accordingly, the Board of Directors decided that Article Four of the Company's Certificate of Incorporation would be amended to change the Company's authorized capital to 600,000,000 million shares of Common Stock, par value of $0.0007 and 10,000,000 shares of preferred stock, par value of $0.0007. No other change to any of the rights and preferences of the Common Stock or Preferred is being made.


                                    EXHIBIT A

BE IT RESOLVED, that the stockholders of the Company hereby approve the Amendment to the Certificate of Incorporation of the Company as follows:

ARTICLE 4 is amended to read as follows:

                  The total number of shares which the Company shall have the authority to issue is 610,000,000 shares of two classes of capital stock to be designated respectively preferred stock ("Preferred Stock") and Common Stock ("Common Stock"). The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000 shares, par value $.0007 per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 600,000,000 shares, par value $.0007 per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

                    (1) the designation of each series and the number of shares that shall constitute the series;

                    (2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

                    (3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                    (4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

                    (5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

                    (6) the voting rights, if any, in the shares of each series and any conditions upon the exercisability of such rights.

               The Board of Directors is also authorized to establish the voting rights of the Common Stock."

                             ADDITIONAL INFORMATION

You may access additional information regarding the Company, including all reports filed with the Securities and Exchange Commission, through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ David Lieberman
---------------------------------------
David Lieberman, Chairman of the Board






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